Exhibit 23.1

Consent of Independent Accountants’

The Board of Directors

Composite Solutions, Inc. and Subsidiaries

3252 Holiday Court, Suite 206

La Jolla, California  92037-1808

As the independent public accountants’ for Composite Solutions, Inc. and Subsidiaries, we hereby consent to the incorporation in this Annual Report on Form 10-KSB of Composite Solutions, Inc., our report dated January 25, 2002, regarding the September 30, 2001 and 2000, consolidated financial statements.  We also consent to all other references to our company included in this annual report.

                                                                                                Peterson & Co.

Peterson & Co.

3655 Nobel Drive, Suite 500

San Diego, California  92122-1089